EX-10



                            ADVICE OF BORROWING TERMS

BRANCH/UNIT                South Yorkshire Corporate Business Centre
                           PO Box 897, 38 Carver Street, Sheffield, S1 4YY

DATE                       16th March 1998

BORROWERS NAME             CJ Vander Ltd of Vander House, Starnhill Close,
                           Ecclesfield, Sheffield S35 9TG

(This letter replaces the `Advice of Borrowing Terms' letter dated 10th October
1997).

Subject to the Bank's rights below and subject to the Bank's rights under the `General terms upon which the Bank makes facilities available', it is the Bank's current intention that the facilities specified in this `Offer of Borrowing Terms' (except for those facilities which are subject to their own separate facility documentation covered below under `Facilities subject to separate documentation') should remain available until 11th September 1998.

FACILITY 1

Facility Type                       Overdraft
Amount                              [pound]250,000 plus additional
                                    [pound]250,000 excess for Sterling
                                    Silver purchases upon prior notification
Purpose                             To finance working capital requirements
Repayment                           Fully fluctuating/repayment on demand
1st Debit Interest Rate             1% above the Bank's Base Rate from time to time
2nd Debit Interest Rate             4% above the Bank's Base Rate from time to time
(Applicable Above [pound]500,000)
Payable:                            Quarterly


REPAYMENT

It is the Bank's current intention that the facilities should be reviewed by the dates indicated herein. However, all amounts outstanding under the facilities are repayable on demand, which may be made by the Bank at its sole discretion at any time. The facilities may also, by notice, be withdrawn, reduced or made subject to further conditions or otherwise varied.


INTEREST

Interest on any indebtedness from time to time in excess of agreed facilities will be charged at the interest rate detailed above. An excess fee will be charged at the Bank's published rate from time to time (currently (pound)3.50 per day) for each day that your agreed overdraft limit is exceeded. The Bank is not obliged to allow (or to continue to allow) any excess borrowing.

All rates specified above are variable. If the interest rate specified above is not linked to the Bank's Base Rate, interest will be charged initially at the rate per annum specified above, which may vary from time to time at the Bank's absolute discretion.

Details of the current rates are available from the branch or office where the facility is provided.

The Bank may alter the basis upon which interest is calculated (including the size of the margin charged over the Bank's Base Rate or other published rate) on facilities and/or the amount of any regular repayments of facilities which are repayable on demand (or by notice), but it will give the customer one month's notice before doing so.


OTHER FACILITIES

Settlement Risk - [pound]100,000 in respect to BACS in the event the
                  Company's payroll processing is routed through `Payaway". Negotiation facility - [pound]10,000 in respect to the negotiation of foreign cheques.

FEES

Type                       Amount                            Date to be Debited

Arrangement Fee            Not due until 6th October         N/A
                           1998


SECURITY

The Bank continues to rely upon its existing security (and the additional security where specified) detailed below for the discharge on demand of all present and future liabilities (both actual and contingent) of the Borrower(s) to the Bank. The liabilities secured will include without limitation, all liabilities, of the Borrower to the Bank under the facility or facilities specified in this Advice of Borrowing Terms including those which are listed below under the heading `Facilities subject to separate documentation'.

From time to time the Bank may wish to revalue the security and the cost of any valuations required by the Bank will be met by the Borrower. Further information is included in the `General terms upon which the Bank makes facilities available'.


Date
Executed/New      Title of Security            Asset
27/09/89          Cross Guarantee              between CJ Vander Ltd, Roberts & Belk
                  Structure                    Ltd, John Biggin Ltd, Modern Silverware
                                               Products Ltd, Vander Properties Ltd & CJ
                                               Vander (Antiques) Ltd.

13/01/74 - to be  Mortgage Debenture           fixed & floating charge over all company
retaken                                        assets given by CJ Vander Ltd

11/11/85          Supplemental Charge          specific charge over book debts of the
                                               company

30/01/74          Mortgage Debenture           fixed & floating charge over all company
                                               assets given by Roberts & Belk Ltd
                                               incorporates an equitable charge over
                                               property at 92A Arundel Street, Sheffield




04/09/1991        Supplemental Charge          specific charge over book debts of the
                                               company

26/04/78          Mortgage Debenture           fixed & floating charge over all company
                                               assets given by John Biggin Ltd.

12/03/92          Mortgage Debenture           fixed & floating charge over all
                                               company assets given by Modern
                                               Silverware Products Ltd

27/09/89          Mortgage Debenture           fixed & floating charge over all
                                               company assets given by CJ Vander
                                               (Antiques) Ltd.


OTHER CONDITIONS

1. Monthly Management accounts (including Profit & loss statement, Balance Sheet & aged debtor and creditor listings) to be provided on a monthly basis within 21 days of the month end to which they relate.

2. Provision of "Metal Exchange Account" statement and outstanding balance on a monthly basis, albeit we fully acknowledge that any such `balances' will in all likelihood be transitory in their nature.

3. The Mortgage Debenture given by CJ Vander Ltd to be retaken in the interests of clarity and to ensure the Bank retains its recourse to debtors and stock values.

4. In the absence of any demonstrable working capital need within the company's forecasts, the agreed excess of (pound)250,000 is made subject to your prior request and for the specific purpose of sterling silver purchases, which you indicated may be necessary from time to time either to fulfill short-lead orders or to advantage from commodity price movements. A copy of the purchase agreement in such instances would be welcomed.

5. Lombard Natwest Commercial Services to revisit the company with a view to upgrading its appraisal of the Group's credit management processes, in recognition of the significant work which has clearly been undertaken since we last met.

6. We will continue to monitor the level of debtors and stock to utilised overdraft facilities. At present this formula is calculated on the basis of {Debtors [greather than]3 months + Stock} x 40%, in a ratio greater than or equal to 2:1 to utilised overdraft. Depending upon the outcome of the revised debtor assessment, we will seek to increase the flexibility in this respect in recognition of your significant efforts in this direction since take-over.


ENVIRONMENTAL RISK

The Borrower hereby agrees that the Bank may at any time during the term of the facilities require the Borrower to obtain environmental audits by environmental consultants approved by the Bank and each such environmental audit shall be in a form and substance acceptable to the

Bank and addressed to the Bank to the effect that at the date of such environmental audit neither the assets of the Borrower nor the use thereof has caused or is likely to cause any violation of any Environmental Law. The Borrower hereby undertakes to provide the same to the Bank within 30 days of a written request from the Bank and to meet all associated costs and expenses including the costs of any such environmental audit.

The Borrower hereby represents and warrants to the Bank that the Borrower has obtained all requisite environmental licences and has at all times complied in all material aspects with:

i)   the terms and conditions of all Environmental Licences applicable to it;
     and
ii)  all other applicable Environmental Law.

The representation and warranty set out above shall survive the Borrower's acceptance of the terms of the facilities and the drawing of the facilities and shall be deemed to be repeated on each day throughout the subsistence of the facilities with reference to the facts and circumstances for the time being then obtaining.

For the purpose of this clause:

i) Environmental Law' shall mean any law, regulation, code of practice, circular, guidance, notice or the like (whether in the United Kingdom or elsewhere and whether now existing or hereinafter enacted or promulgated) or any judicial or administrative interpretation thereof concerning the protection of human health or the environment or the conditions of the workplace or the generation, transportation, storage, treatment and disposal of hazardous materials,

ii) `hazardous materials' shall mean any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substances) which are defined, determined, identified, prohibited, limited or regulated by Environmental Law or any other chemical, material, substance or element, existing now or in the future which is capable of causing harm to man or any other living organism or damaging the environment or public health or welfare, including any controlled, special or dangerous toxic radioactive or hazardous waste.

iii) `Environmental Licence' shall mean any permit, licence, authorisation or consent or other approval required by any Environmental Law.


GENERAL TERMS

Please note that all facilities specified in this `Advice of Borrowing Terms' are made available to subject to the `General terms upon which the Bank makes facilities available', except for those subject to separate facility letters/agreement forms which do not expressly incorporate the General Terms. Please note that all facilities are also subject to any terms which may be implied by English Law.



/s/ J. Sparling
Corporate Manager

The Borrower confirms acceptance of the above terms and conditions pursuant to a Resolution of the Board of Directions of C J Vander Ltd

Signed /s/ Rafael Calderon                                Date March 26th, 1998
       -------------------                                     ----------------

For and on behalf of
C J Vander Ltd and GroupCompanies.